Exhibit 99.1

For Immediate Release

WMIH Corp. Announces Receipt of Nasdaq Minimum Bid Price Notification

SEATTLE, Nov. 16, 2017 — SEATTLE, Nov. 16, 2017 /PRNewswire/ -- WMIH Corp. (Nasdaq: WMIH) (the "Company") today announced that, on November 14, 2017, the Company received a notice from Nasdaq that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2) ("the minimum bid price requirement").

The notification has no immediate effect on the Nasdaq listing of the Company's stock. The Company has 180 calendar days, or until May 14, 2018, to regain compliance with the minimum bid price requirement.  To regain compliance during this initial 180 day period, the closing bid price of the Company's common stock must meet or exceed $1.00 for a minimum of 10 consecutive business days, whereupon, Nasdaq will provide the Company a written confirmation of compliance and the matter will be closed.  In the event that WMIH Corp. does not regain compliance before the expiration of the Compliance Period, the Company may be eligible for additional time.

The Company intends to continue monitoring the closing bid price of its common stock and will consider a range of available options to regain compliance with the share price listing standard. For instance, the Company may remedy the deficiency, either now or at a later date, through a reverse stock split. The Company is, however, currently focused on its primary strategic initiative of identifying and consummating an accretive acquisition transaction. Nevertheless, the Company may seek to effect a reverse stock split in the future in order to achieve compliance with Nasdaq listing rules. If the Company does not regain compliance within the allotted compliance period(s), certain further procedures may also be available to the Company.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements may include the words "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "strategy," "future," "opportunity," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Some of these risks are identified and discussed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and we do not undertake to update any forward-looking statement, except as required by law.

CONTACT
Helen Grayson
206-922-2957